Exhibit 99.1

FedEx Reports Higher First Quarter Diluted EPS of $4.23

and Adjusted Diluted EPS of $4.55

Updates Full-Year Fiscal 2024 Earnings Outlook and

Increases Full-Year Fiscal 2024 Adjusted Earnings Outlook

MEMPHIS, Tenn., September 20, 2023 ... FedEx Corp. (NYSE: FDX) today reported the following consolidated results for the first quarter ended August 31 (adjusted measures exclude the items listed below for the applicable fiscal year):

	Fiscal 2024		Fiscal 2023
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$21.7 billion	$21.7 billion	$23.2 billion	$23.2 billion
Operating income	$1.49 billion	$1.59 billion	$1.19 billion	$1.23 billion
Operating margin	6.8%	7.3%	5.1%	5.3%
Net income	$1.08 billion	$1.16 billion	$875 million	$905 million
Diluted EPS	$4.23	$4.55	$3.33	$3.44

This year’s and last year’s quarterly consolidated results have been adjusted for:

Impact per diluted share	Fiscal 2024	Fiscal 2023
Business optimization costs	$0.32	$0.07
Business realignment costs	—	0.04

“We started fiscal 2024 with strong momentum as our global transformation actions take hold and drive improved results,” said Raj Subramaniam, FedEx Corp. president and chief executive officer. “FedEx Ground had an outstanding quarter which, when combined with improved earnings at FedEx Express and expense controls across the organization, led to our better-than-expected overall financial performance. FedEx is well-positioned to continue to deliver improved profitability while becoming an even more flexible, efficient and data-driven organization.”

First quarter results improved primarily due to the execution of the company's DRIVE program initiatives and continued focus on revenue quality. The improvement in operating results was partially offset by ongoing demand weakness.

FedEx Express operating income increased 18% during the quarter, as a 9% decline in revenue was more than offset by reduced operating expenses. Cost reductions and transformation efforts that benefited the quarter included structural flight reductions, the alignment of staffing with volume levels, parking aircraft, and shifting to one delivery wave per day in the U.S.

FedEx Ground operating income increased 59% during the quarter primarily due to yield improvement and cost reductions. Cost per package declined more than 2%,

driven by lower line-haul expense and improved dock and first- and last-mile productivity.

FedEx Freight operating income decreased 26% during the quarter driven by lower fuel surcharges and shipments, partially offset by base yield improvement. FedEx Freight completed the planned closure of 29 terminal locations during August.

The company completed a $500 million accelerated share repurchase (ASR) transaction during the quarter. A total of 1.95 million shares were delivered under the ASR agreement. The decrease in outstanding shares benefited first quarter results by $0.02 per diluted share. FedEx expects to repurchase an additional $1.5 billion of common stock during fiscal 2024. Cash on-hand as of August 31, 2023 was $7.1 billion.

Outlook

FedEx is unable to forecast the fiscal 2024 mark-to-market (MTM) retirement plans accounting adjustments. As a result, FedEx is unable to provide a fiscal 2024 earnings per share or effective tax rate (ETR) outlook on a GAAP basis and is relying on the exemption provided by the Securities and Exchange Commission. It is reasonably possible that the fiscal 2024 MTM retirement plans accounting adjustments could have a material effect on fiscal 2024 consolidated financial results and ETR.

FedEx is revising its forecast for fiscal 2024 and now expects:

•
Approximately flat revenue year over year, compared to the prior forecast of flat to low-single-digit-percent revenue growth;
•
Earnings per diluted share of $15.10 to $16.60 before the MTM retirement plans accounting adjustments, compared to the prior forecast of $15.00 to $17.00;
•
Earnings per diluted share of $17.00 to $18.50 before the MTM retirement plans accounting adjustments after also excluding costs related to business optimization initiatives, compared to the prior forecast of $16.50 to $18.50;
•
Permanent cost reductions from the DRIVE transformation program of $1.8 billion;
•
ETR of approximately 25% prior to the MTM retirement plans accounting adjustments; and
•
Capital spending of $5.7 billion, with a priority on investments to improve efficiency, including fleet and facility modernization, network optimization and automation.

These forecasts assume the company's current economic forecast and fuel price expectations, successful completion of the planned stock repurchases, and no additional adverse geopolitical developments. FedEx’s ETR and earnings per share forecasts are based on current law and related regulations and guidance.

“Our first quarter results demonstrate the significant opportunity FedEx has to create long-term value for its stockholders,” said John Dietrich, FedEx Corp. executive vice president and chief financial officer. “The FedEx team is working tirelessly to implement its transformation initiatives, which are driving efficiencies and reducing expenses. As we look ahead to the rest of the year, my highest priority is building on this momentum to improve margins and returns.”

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenue of nearly $90 billion, the company offers integrated business solutions through operating companies competing collectively, operating collaboratively and innovating digitally as one FedEx. Consistently ranked among the world's most admired and trusted employers, FedEx inspires its 520,000 employees to remain focused on safety, the highest ethical and professional standards and the needs of their customers and communities. FedEx is committed to connecting people and possibilities around the world responsibly and resourcefully, with a goal to achieve carbon-neutral operations by 2040. To learn more, please visit fedex.com/about.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks and Statistical Books. These materials, as well as a webcast of the earnings release conference call to be held at 5:30 p.m. EDT on September 20, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our Securities and Exchange Commission (SEC) filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

Certain statements in this press release may be considered forward-looking statements, such as statements regarding expected cost savings, the planned consolidation of operating companies, future financial targets, business strategies, management’s views with respect to future events and financial performance, and the assumptions underlying such expected cost savings, targets, strategies, and statements. Forward-looking statements include those preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “forecasts,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends” or similar expressions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate; our ability to successfully implement our business strategy and global transformation program and consolidate our operating companies into one organization, effectively respond to changes in market dynamics, and achieve the anticipated benefits of such strategies and actions while managing related risks; our ability to achieve our cost reduction initiatives and financial performance goals; the timing and amount of costs related to our global transformation program and other ongoing initiatives; damage to our reputation or loss of brand equity; changes in the business or financial soundness of the U.S. Postal Service or its relationship with FedEx, including strategic changes to its operations to reduce its reliance on the air network of FedEx Express; our ability to meet our labor and purchased transportation needs while controlling related costs; a significant data breach or other disruption to our technology infrastructure; the impact of a widespread outbreak of an illness or any other communicable disease or public health crises; anti-trade measures and additional changes in international trade policies and relations; the effect of any international conflicts or terrorist activities, including as a result of the current conflict between Russia and Ukraine; changes in fuel prices or currency exchange rates; our ability to match capacity to shifting volume levels; the effect of intense competition; an increase in self-insurance accruals and expenses; failure to receive or collect expected insurance coverage; our ability to effectively operate, integrate, leverage, and grow acquired businesses and realize the anticipated benefits of acquisitions and other strategic transactions; noncash impairment charges related to our goodwill and certain deferred tax assets; the future rate of e-commerce growth and levels of inventory restocking; evolving or new U.S. domestic or international laws and government regulations, policies, and actions; future guidance, regulations, interpretations, challenges, or judicial decisions related to our tax positions; legal challenges or changes related to service providers engaged by FedEx Ground and the drivers providing services on their behalf and the coverage of U.S. employees at FedEx Express under the Railway Labor Act of 1926, as amended; our ability to quickly and effectively restore operations following adverse weather or a localized disaster or disturbance in a key geography; any liability resulting from and the costs of defending against litigation; our ability to achieve or demonstrate progress on our goal of carbon-neutral operations by 2040; and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Media Contact: Caitlin Adams Maier 901-434-8100

Investor Contact: Mickey Foster 901-818-7468

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

First Quarter Fiscal 2024 and Fiscal 2023 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted first quarter fiscal 2024 and 2023 consolidated operating income and margin, net income and diluted earnings per share, adjusted first quarter fiscal 2024 FedEx Express and FedEx Ground segment operating income and margin and adjusted first quarter fiscal 2023 FedEx Express segment operating income and margin. These financial measures have been adjusted to exclude the effects of the following items (as applicable):

•
Business optimization costs incurred in fiscal 2024 and 2023; and
•
Business realignment costs incurred in fiscal 2023.

In fiscal 2023, FedEx announced DRIVE, a comprehensive program to improve the company’s long-term profitability. This program includes a business optimization plan to drive efficiency among our transportation segments, lower our overhead and support costs, and transform our digital capabilities. We incurred costs associated with our business optimization initiatives in the first quarter of fiscal 2024 and fiscal 2023. These costs were primarily related to professional services and severance. Business optimization costs are included in Corporate, other, and eliminations, FedEx Ground, and FedEx Express. Additionally, we incurred costs associated with our business realignment activities in connection with the FedEx Express workforce reduction plan in Europe in the first quarter of fiscal 2023. These costs were related to certain employee severance arrangements. Costs related to business optimization initiatives and business realignment activities are excluded from our first quarter fiscal 2024 and 2023 consolidated and FedEx Express and FedEx Ground segment non-GAAP financial measures, as applicable, because they are unrelated to our core operating performance and to assist investors with assessing trends in our underlying businesses.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

Our non-GAAP financial measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

Fiscal 2024 Earnings Per Share and Effective Tax Rate Forecasts

Our fiscal 2024 earnings per share (EPS) forecast is a non-GAAP financial measure because it excludes fiscal 2024 mark-to-market (MTM) retirement plans accounting adjustments and estimated costs related to business optimization initiatives in fiscal 2024. Our fiscal 2024 effective tax rate (ETR) forecast is a non-GAAP financial measure because it excludes the effect of fiscal 2024 MTM retirement plans accounting adjustments.

We have provided these non-GAAP financial measures for the same reasons that were outlined above for historical non-GAAP measures. Costs related to business optimization initiatives are excluded from our fiscal 2024 EPS forecast for the same reasons described above for historical non-GAAP measures.

We are unable to predict the amount of the MTM retirement plans accounting adjustments, as they are significantly affected by changes in interest rates and the financial markets, so such adjustments are not included in our fiscal 2024 EPS and ETR forecasts. For this reason, a full reconciliation of our fiscal 2024 EPS and ETR forecasts to the most directly comparable GAAP measures is impracticable. It is reasonably possible, however, that our fiscal 2024 MTM retirement plans accounting adjustments could have a material effect on our fiscal 2024 consolidated financial results and ETR.

The table included below titled “Fiscal 2024 Earnings Per Share Forecast” outlines the effects of the items that are excluded from our fiscal 2024 EPS forecast, other than the MTM retirement plans accounting adjustments.

First Quarter Fiscal 2024

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[1]	Income[2]	Per Share
GAAP measure	$1,485	6.8%	$345	$1,078	$4.23
Business optimization costs[3]	105	0.5%	24	81	0.32
Non-GAAP measure	$1,590	7.3%	$369	$1,159	$4.55

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$205	2.0%
Business optimization costs	10	0.1%
Non-GAAP measure	$215	2.1%

FedEx Ground Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$1,103	13.1%
Business optimization costs	17	0.2%
Non-GAAP measure	$1,120	13.3%

First Quarter Fiscal 2023

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[1]	Income[2]	Per Share
GAAP measure	$1,191	5.1%	$279	$875	$3.33
Business optimization costs[4]	24	0.1%	6	19	0.07
Business realignment costs[5]	14	0.1%	3	11	0.04
Non-GAAP measure	$1,229	5.3%	$288	$905	$3.44

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$174	1.6%
Business realignment costs	14	0.1%
Non-GAAP measure	$188	1.7%

Fiscal 2024 Earnings Per Share Forecast

Dollars in millions, except EPS	Adjustments	Diluted Earnings Per Share
Earnings per diluted share before MTM retirement plans accounting adjustments (non-GAAP)[6]		$15.10 to $16.60

Business optimization costs	$620
Income tax effect[1]	(145)
Net of tax effect	$475	1.90

Earnings per diluted share with adjustments (non-GAAP)[6]		$17.00 to $18.50

Notes:

1 – Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.

2 – Effect of “total other (expense) income” on net income amount not shown.

3 – These expenses were recognized at Corporate, other, and eliminations, as well as FedEx Express and FedEx Ground.

4 – These expenses were recognized at FedEx Corporate.

5 – These expenses were recognized at FedEx Express.

6 – The MTM retirement plans accounting adjustments, which are impracticable to calculate at this time, are excluded.

# # #

FEDEX CORP. FINANCIAL HIGHLIGHTS

First Quarter Fiscal 2024

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended August 31,
	2023	2022	Percent Change
Revenue:
FedEx Express segment	$10,085	$11,127	(9)
FedEx Ground segment	8,420	8,160	3
FedEx Freight segment	2,291	2,723	(16)
FedEx Services segment	72	70	3
Other and eliminations[1]	813	1,162	(30)
Total Revenue	21,681	23,242	(7)
Operating Expenses:
Salaries and employee benefits	7,785	7,859	(1)
Purchased transportation	5,036	5,767	(13)
Rentals	1,151	1,159	(1)
Depreciation and amortization	1,071	1,024	5
Fuel	1,101	1,822	(40)
Maintenance and repairs	824	904	(9)
Business optimization and realignment costs	105	38	176
Other	3,123	3,478	(10)
Total Operating Expenses	20,196	22,051	(8)
Operating Income:
FedEx Express segment	205	174	18
FedEx Ground segment	1,103	694	59
FedEx Freight segment	481	651	(26)
Corporate, other, and eliminations[1]	(304)	(328)	(7)
Total Operating Income	1,485	1,191	25
Other (Expense) Income:
Interest, net	(91)	(142)	(36)
Other retirement plans, net	39	101	(61)
Other, net	(10)	4	(350)
Total Other (Expense) Income	(62)	(37)	68
Income Before Income Taxes	1,423	1,154	23
Provision for Income Taxes	345	279	24
Net Income	$1,078	$875	23
Diluted Earnings Per Share	$4.23	$3.33	27
Weighted Average Common and
Common Equivalent Shares	254	262	(3)
Capital Expenditures	$1,290	$1,284	—

1 – Includes the FedEx Office, FedEx Logistics, and FedEx Dataworks operating segments.

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

First Quarter Fiscal 2024

(In millions)

	August 31, 2023
	(Unaudited)	May 31, 2023
ASSETS
Current Assets
Cash and cash equivalents	$7,055	$6,856
Receivables, less allowances	10,207	10,188
Spare parts, supplies, and fuel, less allowances	631	604
Prepaid expenses and other	994	962
Total current assets	18,887	18,610
Property and Equipment, at Cost	81,992	80,624
Less accumulated depreciation and amortization	40,818	39,926
Net property and equipment	41,174	40,698
Other Long-Term Assets
Operating lease right-of-use assets, net	17,327	17,347
Goodwill	6,422	6,435
Other assets	3,766	4,053
Total other long-term assets	27,515	27,835
	$87,576	$87,143
LIABILITIES AND COMMON STOCKHOLDERS' INVESTMENT
Current Liabilities
Current portion of long-term debt	$351	$126
Accrued salaries and employee benefits	2,365	2,475
Accounts payable	3,794	3,848
Operating lease liabilities	2,382	2,390
Accrued expenses	4,919	4,747
Total current liabilities	13,811	13,586
Long-Term Debt, Less Current Portion	20,145	20,453
Other Long-Term Liabilities
Deferred income taxes	4,450	4,489
Pension, postretirement healthcare, and other benefit obligations	3,021	3,130
Self-insurance accruals	3,583	3,339
Operating lease liabilities	15,338	15,363
Other liabilities	694	695
Total other long-term liabilities	27,086	27,016
Commitments and Contingencies
Common Stockholders' Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	3,800	3,769
Retained earnings	36,021	35,259
Accumulated other comprehensive loss	(1,356)	(1,327)
Treasury stock, at cost	(11,963)	(11,645)
Total common stockholders' investment	26,534	26,088
	$87,576	$87,143

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

First Quarter Fiscal 2024

(In millions)

(Unaudited)

	Three Months Ended August 31,
	2023	2022
Operating Activities:
Net income	$1,078	$875
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	1,071	1,024
Other, net	814	1,073
Changes in operating assets and liabilities, net	(733)	(1,365)
Net cash provided by operating activities	2,230	1,607
Investing Activities:
Capital expenditures	(1,290)	(1,284)
Purchase of investments	(2)	(35)
Proceeds from asset dispositions and other	12	10
Net cash used in investing activities	(1,280)	(1,309)
Financing Activities:
Principal payments on debt	(66)	(29)
Proceeds from stock issuances	157	81
Dividends paid	(318)	(299)
Purchase of treasury stock	(500)	—
Cash used in financing activities	(727)	(247)
Effect of exchange rate changes on cash	(24)	(98)
Net increase (decrease) in cash and cash equivalents	199	(47)
Cash and cash equivalents at beginning of period	6,856	6,897
Cash and cash equivalents at end of period	$7,055	$6,850

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

First Quarter Fiscal 2024

(Dollars in millions)

(Unaudited)

	Three Months Ended August 31,
	2023	2022	Percent Change
Revenue:
Package Revenue:
U.S. Overnight Box	$2,188	$2,316	(6)
U.S. Overnight Envelope	485	525	(8)
Total U.S. Overnight	2,673	2,841	(6)
U.S. Deferred	1,187	1,287	(8)
Total U.S. Package Revenue	3,860	4,128	(6)
International Priority	2,327	2,897	(20)
International Economy	1,021	707	44
Total International Export Package	3,348	3,604	(7)
International Domestic[1]	1,024	974	5
Total Package Revenue	8,232	8,706	(5)
Freight Revenue:
U.S.	582	796	(27)
International Priority	553	888	(38)
International Economy	425	377	13
International Airfreight	32	41	(22)
Total Freight Revenue	1,592	2,102	(24)
Other Revenue	261	319	(18)
Total Express Revenue	10,085	11,127	(9)
Operating Expenses:
Salaries and employee benefits	3,983	4,050	(2)
Purchased transportation	1,374	1,478	(7)
Rentals and landing fees	536	577	(7)
Depreciation and amortization	538	513	5
Fuel	954	1,584	(40)
Maintenance and repairs	496	562	(12)
Business optimization and realignment costs	10	14	(29)
Intercompany charges	492	484	2
Other	1,497	1,691	(11)
Total Operating Expenses	9,880	10,953	(10)
Operating Income	$205	$174	18
Operating Margin	2.0%	1.6%	0.4 pts

1 – International Domestic revenue relates to international intra-country operations.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

First Quarter Fiscal 2024

(Unaudited)

	Three Months Ended August 31,
	2023	2022	Percent Change
PACKAGE STATISTICS
Average Daily Package Volume (000s):
U.S. Overnight Box	1,227	1,285	(5)
U.S. Overnight Envelope	453	485	(7)
Total U.S. Overnight Package	1,680	1,770	(5)
U.S. Deferred	970	1,070	(9)
Total U.S. Domestic Package	2,650	2,840	(7)
International Priority	658	700	(6)
International Economy	333	260	28
Total International Export Package	991	960	3
International Domestic[1]	1,742	1,706	2
Total Average Daily Packages	5,383	5,506	(2)
Yield (Revenue Per Package):
U.S. Overnight Box	$27.43	$27.73	(1)
U.S. Overnight Envelope	16.50	16.64	(1)
U.S. Overnight Composite	24.49	24.70	(1)
U.S. Deferred	18.81	18.50	2
U.S. Domestic Composite	22.41	22.36	—
International Priority	54.39	63.72	(15)
International Economy	47.14	41.81	13
Total International Export Composite	51.95	57.78	(10)
International Domestic[1]	9.05	8.78	3
Composite Package Yield	$23.53	$24.33	(3)
FREIGHT STATISTICS
Average Daily Freight Pounds (000s):
U.S.	5,319	7,313	(27)
International Priority	4,390	6,042	(27)
International Economy	9,665	10,211	(5)
International Airfreight	703	956	(26)
Total Avg Daily Freight Pounds	20,077	24,522	(18)
Revenue Per Freight Pound:
U.S.	$1.69	$1.68	1
International Priority	1.94	2.26	(14)
International Economy	0.68	0.57	19
International Airfreight	0.70	0.66	6
Composite Freight Yield	$1.22	$1.32	(8)
Operating Weekdays	65	65	—

1 – International Domestic statistics relate to international intra-country operations.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

First Quarter Fiscal 2024

(Dollars in millions)

(Unaudited)

	Three Months Ended August 31,
	2023	2022	Percent Change
FINANCIAL HIGHLIGHTS
Revenue	$8,420	$8,160	3
Operating Expenses:
Salaries and employee benefits	1,667	1,637	2
Purchased transportation	3,427	3,713	(8)
Rentals	423	390	8
Depreciation and amortization	273	246	11
Fuel	7	9	(22)
Maintenance and repairs	159	155	3
Business optimization and realignment costs	17	—	NM
Intercompany charges	508	490	4
Other	836	826	1
Total Operating Expenses	7,317	7,466	(2)
Operating Income	$1,103	$694	59
Operating Margin	13.1%	8.5%	4.6 pts

OPERATING STATISTICS
Ground Commercial Operating Weekdays	65	65	—
Home Delivery and Economy Operating Days	91	91	—
Average Daily Package Volume (000s)[1]:
Ground Commercial	4,479	4,368	3
Home Delivery	3,846	3,912	(2)
Economy	736	730	1
Total Average Daily Package Volume	9,061	9,010	1
Yield (Revenue Per Package)	$11.80	$11.48	3

1 – FedEx Ground Commercial average daily package volume is calculated on a 5-day-per-week basis, while Home Delivery and Economy average daily package volumes are calculated on a 7-day-per-week basis.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

First Quarter Fiscal 2024

(Dollars in millions)

(Unaudited)

	Three Months Ended August 31,
	2023	2022	Percent Change
FINANCIAL HIGHLIGHTS
Revenue	$2,291	$2,723	(16)
Operating Expenses:
Salaries and employee benefits	973	1,059	(8)
Purchased transportation	149	221	(33)
Rentals	68	65	5
Depreciation and amortization	107	106	1
Fuel	138	228	(39)
Maintenance and repairs	75	80	(6)
Intercompany charges	135	132	2
Other	165	181	(9)
Total Operating Expenses	1,810	2,072	(13)
Operating Income	$481	$651	(26)
Operating Margin	21.0%	23.9%	(2.9 pts)

OPERATING STATISTICS
Operating Weekdays	65	65	—
Average Daily Shipments (000s):
Priority	66.1	76.2	(13)
Economy	28.5	32.1	(11)
Total Average Daily Shipments	94.6	108.3	(13)
Weight Per Shipment (lbs):
Priority	989	1,054	(6)
Economy	876	938	(7)
Composite Weight Per Shipment	955	1,020	(6)
Revenue/Shipment:
Priority	$353.01	$369.60	(4)
Economy	407.99	423.59	(4)
Composite Revenue/Shipment	$369.56	$385.61	(4)
Revenue/CWT:
Priority	$35.71	$35.06	2
Economy	46.59	45.16	3
Composite Revenue/CWT	$38.71	$37.82	2